GRAHAM CORPORATION AND SUBSIDIARIES

                            COMPUTATION OF EARNINGS PER SHARE

                                                                1995             1994            1993
Calculation of common and common
  equivalent shares:

Shares outstanding at beginning
  of the year                                                 1,051,499        1,046,137       1,046,137

Weighted average number of shares
  issued during the year:

  Issuance of shares                                                454            4,290

  Exercise of stock options                                         425
                                                            -----------      -----------      ----------
Weighted average shares outstanding                           1,052,378        1,050,427       1,046,137

Common equivalent shares if stock
  options were exercised                                            629                              648
                                                            -----------      -----------      ----------
Average number of common and common
  equivalent shares outstanding                               1,053,007        1,050,427       1,046,785
                                                            ===========      ===========      ==========
Calculation of earnings per share:

Net income (loss)                                           $ 1,134,000      $(8,415,000)     $  408,000

Average number of common and common
  equivalent shares outstanding                               1,053,007        1,050,427       1,046,785
                                                            -----------      -----------      ----------
Earnings (loss) per common and common
  equivalent share                                               $ 1.08           $(8.01)          $ .39
                                                            ===========      ===========      ==========



      Fully diluted earnings per share is equivalent to primary earnings per share as the year-end market price of common stock does not result in greater dilution.